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                                                                  EXHIBIT 99.2
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                                                                 REVOCABLE PROXY

THE MOXHAM BANK CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints                          and
                         as proxies, each with the power to appoint his
substitute, and hereby authorizes said proxies to represent and to vote, as designated on the reverse hereof, all shares of common stock of The Moxham Bank Corporation held of record by the undersigned at the close of business on
                    , 1996 at the Special Meeting of Stockholders to be held on , 1996 or at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL DESCRIBED BELOW.

        Adoption and approval of an Agreement and Plan of Reorganization dated as of January 12, 1996 by and between BT Financial Corporation, a Pennsylvania business corporation ("BT Financial") and Moxham Bank Corporation (the "Company"), a Pennsylvania business corporation, and, pursuant to which the Company will merge (the "Merger") with and into BT Financial, with BT Financial being the surviving corporation, and immediately following the Merger, BT Financial will merge (the "Bank Merger") The Moxham National Bank of Johnstown, a national banking association and The First National Bank of Garrett, a national banking association (collectively the "Banks"), wholly-owned subsidiaries of the Company with and into Johnstown Bank and Trust Company ("Johnstown Bank"), a Pennsylvania bank and trust company and wholly-owned subsidiary of BT Financial, with Johnstown Bank as the surviving corporation, as set forth in the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

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                                For         Against         Abstain
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                                      Please sign EXACTLY as your name appears
                                      on this card. When signing as trustee,
                                      executor, etc., title should be so stated.
                                      If shares are held jointly, only one
                                      signature is required. If a Corporation, please sign in full corporate name by President or other authorized officer. If a Partnership, please sign in partnership name by authorized persons.

                                      Dated: ----------------------------, 1996

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                                               Authorized Signature(s)

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